                                                      REGISTRATION NO. 333-_____

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1999
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              FASHIONMALL.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                      06-1544139
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


             BENJAMIN NARASIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              FASHIONMALL.COM, INC.
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 891-6064

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                    EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                              FASHIONMALL.COM, INC.
                             1999 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                    COPY TO:
                              KENNETH R. KOCH, ESQ.
                  SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP
                                551 FIFTH AVENUE
                            NEW YORK, NEW YORK 10176
                                 (212) 661-6500

                                            CALCULATION OF REGISTRATION FEE

===============================  ================================== ========================  ==================  =================
                                                                            PROPOSED               PROPOSED
                                               AMOUNT                       MAXIMUM                MAXIMUM            AMOUNT OF
TITLE OF SECURITIES                            TO BE                     OFFERING PRICE           AGGREGATE         REGISTRATION
TO BE REGISTERED                           REGISTERED (1)                PER SHARE (2)          OFFERING PRICE           FEE
-------------------------------  ---------------------------------- ------------------------  ------------------  -----------------
COMMON STOCK, PAR VALUE                 1,125,000 shares (3)                 $5.59                $6,288,750          $1,748.27
$.01 PER SHARE
===============================  ================================== ========================  ==================  =================

(1) PLUS SUCH INDETERMINATE NUMBER OF SHARES PURSUANT TO RULE 416 AS MAY BE ISSUED IN RESPECT OF STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR TRANSACTIONS.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(H) UNDER THE SECURITIES ACT OF 1933 ON THE AVERAGE HIGH AND LOW PRICES FOR THE COMMON STOCK, AS REPORTED ON THE NASDAQ NATIONAL MARKET ON OCTOBER 29, 1999.

(3) THE NUMBER OF SHARES OF COMMON STOCK BEING REGISTERED REPRESENTS 1,125,000 SHARES OF COMMON STOCK THAT MAY BE ISSUED ON THE DATE HEREOF UNDER THE FASHIONMALL.COM, INC. 1999 STOCK OPTION PLAN (THE "PLAN") PURSUANT TO OPTIONS ISSUED OR TO BE ISSUED UNDER THE PLAN.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

      The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (1) the Registrant's Prospectus dated May 21, 1999, as filed with the Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), on May 24, 1999;

     (2) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999; and

     (3) the description of the Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), contained in the Company's Registration Statement on Form 8-A (File No. 000-26151) filed on May 3, 1999, as amended on May 21, 1999.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. The Registrant's Certificate of Incorporation includes the following language:

      No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit.

Reference is made to the Registrant's Certificate of Incorporation filed as
Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-74109).

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8.    EXHIBITS

      Please see Exhibit Index.

ITEM 9.    UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of October, 1999.

                                       fashionmall.com., Inc.

                                       By: /s/ Benjamin Narasin
                                           ------------------------------------
                                           Benjamin Narasin
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin Narasin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre-or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                           TITLE                                    DATE
         ---------                                           -----                                    ----
/s/ Benjamin Narasin                   Chief Executive Officer, President and                   October 29, 1999
--------------------------------       Chairman of the Board of Directors
       Benjamin Narasin                (Principal Executive Officer and Principal
                                       Financial and Accounting Officer)


/s/ Richard Marcus                     Director                                                 October 29, 1999
--------------------------------
        Richard Marcus


/s/ Jerome Chazen                      Director                                                 October 29, 1999
--------------------------------
         Jerome Chazen


/s/ Robert S. Taubman                  Director                                                 October 29, 1999
--------------------------------
       Robert S. Taubman



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

                                  EXHIBIT INDEX


     Exhibit Number                       Description
     --------------                       -----------

          3.1 Certificate of Incorporation (filed as exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on March 9, 1999 (Registration No. 333-74109) and incorporated herein by reference)

          3.2 Bylaws (filed as exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed on March 9, 1999 (Registration No. 333-74109) and incorporated herein by reference)

          4.1 Form of Stock Certificate (filed as exhibit 4.2 to the Company's Amendment No. 1 to Registration Statement on Form SB-2 filed on April 23, 1999 (Registration No. 333-74109) and incorporated herein by reference)

          4.2 1999 Stock Option Plan (filed as exhibit 10.5 to the Company's Registration Statement on Form SB-2 filed on March 9, 1999 (Registration No. 333-74109) and incorporated herein by reference)

          5.1       Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP.

          23.1 Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (contained in Opinion filed as Exhibit 5.1).

          23.2      Consent of Arthur Andersen, LLP

          24.1 Power of Attorney (included on page II-4, the signature page hereto).





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